Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of TIAA-CREF Funds of our reports dated July 16, 2021, relating to the financial statements and financial highlights, which appear in TIAA-CREF Lifecycle Retirement Income Fund’s, TIAA-CREF Lifecycle 2010 Fund’s, TIAA-CREF Lifecycle 2015 Fund’s, TIAA-CREF Lifecycle 2020 Fund’s, TIAA-CREF Lifecycle 2025 Fund’s, TIAA-CREF Lifecycle 2030 Fund’s, TIAA-CREF Lifecycle 2035 Fund’s, TIAA-CREF Lifecycle 2040 Fund’s, TIAA-CREF Lifecycle 2045 Fund’s, TIAA-CREF Lifecycle 2050 Fund’s, TIAA-CREF Lifecycle 2055 Fund’s, TIAA-CREF Lifecycle 2060 Fund’s, TIAA-CREF Lifecycle 2065 Fund’s, TIAA-CREF Lifecycle Index Retirement Income Fund’s, TIAA-CREF Lifecycle Index 2010 Fund’s, TIAA-CREF Lifecycle Index 2015 Fund’s, TIAA-CREF Lifecycle Index 2020 Fund’s, TIAA-CREF Lifecycle Index 2025 Fund’s, TIAA-CREF Lifecycle Index 2030 Fund’s, TIAA-CREF Lifecycle Index 2035 Fund’s, TIAA-CREF Lifecycle Index 2040 Fund’s, TIAA-CREF Lifecycle Index 2045 Fund’s, TIAA-CREF Lifecycle Index 2050 Fund’s, TIAA-CREF Lifecycle Index 2055 Fund’s, TIAA-CREF Lifecycle Index 2060 Fund’s, TIAA-CREF Lifecycle Index 2065 Fund’s, TIAA-CREF Lifestyle Income Fund’s, TIAA-CREF Lifestyle Conservative Fund’s, TIAA-CREF Lifestyle Moderate Fund’s, TIAA-CREF Lifestyle Growth Fund’s, TIAA-CREF Lifestyle Aggressive Growth Fund’s, and TIAA-CREF Managed Allocation Fund’s Annual Reports on Form N-CSR for the year ended May 31, 2021. We also consent to the references to us under the headings “Experts”, "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 24, 2021